EXHIBIT 4.10

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER APPLICABLE SECURITIES LAWS.

2,000,000 Shares of Common Stock	Warrant No.

WARRANT

To Purchase Common Stock of

EPICEDGE, INC.

1.             Grant of Warrant.  THIS IS TO CERTIFY THAT Fleck T.I.M.E. Fund, L.P., or its successors and assigns (“Holder”), is entitled to exercise this Warrant to purchase from EpicEdge, Inc., a Texas corporation (“Company”), Two Million (2,000,000) shares of common stock, par value $.01 per share (the “Common Stock”), of the Company, all on the terms and conditions and pursuant to the provisions hereinafter set forth.  The Company acknowledges that the payment by Holder is fair and full consideration for the rights granted to Holder hereunder, since the Company acknowledges that, due to restrictions on the exercisability of this Warrant and other restrictions on the rights of Holder contained herein and in the Agreement, the value of this Warrant is contingent, speculative and uncertain.

2.             Exercise Price.  The exercise price per share of Common Stock shall be $0.01 (the “Exercise Price

3.             Exercise.

(a)           This Warrant may be exercised at any time or from time to time on or after the date of issuance hereof; provided, however, that this Warrant shall be void and all rights represented hereby shall cease unless exercised in full on the fifth anniversary of the original issuance of this Warrant (the “Expiration Date”), unless otherwise extended pursuant to the terms of the Agreement.

(b)           In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its principal office at 3200 Wildcrest Drive, Suite 370, Houston, Texas 77042, or at such other office as shall be designated by the Company pursuant to the Agreement:

(i)           written notice of Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased pursuant to such exercise;

(ii)          either (A) cash or bank check payable to the order of the Company, or (B) notice that the Exercise Price is satisfied by reduction of the number of shares to be received by Holder upon exercise of this Warrant as provided in Section 4 below, with the amount of such reduction specified in such notice; in each case such cash or reduction of shares to be in an amount equal to the aggregate purchase price for all shares of Common Stock to be purchased pursuant to such exercise; and

(iii)        this Warrant, properly endorsed.

(c)           Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, execute or cause to be executed and deliver or cause to be delivered to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise.  The stock certificate or certificates so delivered shall be registered in the name of such Holder, or, subject to the restrictions set forth in the Agreement, such other name as shall be designated in said notice.

(d)           This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date that said notice, together with said payment (or notice of intent to use the cashless exercise option as provided in Section 4 below) and this Warrant, is received by the Company as aforesaid.  The Holder of this Warrant shall not, by virtue of its ownership of this Warrant, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided, however, such Holder shall, for all purposes, be deemed to have become the Holder of record of such shares on the date on which this Warrant is surrendered to the Company in the immediately preceding sentence.  If the exercise is for less than all of the shares of Common Stock issuable as provided in the Warrant, the Company will issue a new Warrant of like tenor and date for the balance of such shares issuable hereunder to Holder.  The rights of the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant and the Agreement.

4.             “Cashless” Exercise.  At the option of the Holder, the Holder may exercise this Warrant, without a cash payment of the Exercise Price, by designating that the number of the shares of Common Stock issuable to Holder upon such exercise shall be reduced by the number of shares having a fair market value (as determined in the reasonable business judgment of the Board of Directors of the Company) equal to the amount of the total exercise price for such exercise.  In such instance, no cash or other consideration will be paid by Holder in connection with such exercise other than the surrender of the Warrant itself, and no commission or other remuneration will be paid or given by Holder or the Company in connection with such exercise.

5.             Taxes.  The issuance of any capital stock or other certificate upon the exercise of this Warrant shall be made without charge to the registered Holder hereof, or for any tax in respect of the issuance of such certificate.

6.             Transfer.  This Warrant and all options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by the Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed.  The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purpose and shall not be affected by any notice to the contrary.  If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares of Common Stock not transferred.

7.             Cash in Lieu of Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise of this Warrant.  If the Holder of this Warrant would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a share, the Company shall pay the Holder cash for such fractional share in lieu thereof.

8.             Registration Rights.  The Common Stock into which this Warrant is exercisable is subject to registration rights as provided in that certain Convertible Note, of even date herewith, issued by the Company in favor of the Holder.

9.             Applicable Law.  THIS WARRANT SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF).

10.           Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder hereof and, shall be enforceable by any such Holder.

11.           Headings.  Headings of the paragraphs in this Warrant are for convenience and reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued.

DATED as of December 1, 2000.

EPICEDGE, INC.

By:	/s/ Paul Ruiz

Name:	Paul Ruiz

Title:	Chief Financial Officer